Exhibit 99.1

PURE Bioscience Reports Fiscal 2023 Third Quarter

And Nine-Month Financial Results

Update on Business Segments and PURE’s SDC-Based Antimicrobial Solutions

RANCHO CUCAMONGA, CA (June 14, 2023) – PURE Bioscience, Inc. (OTCQB: PURE), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal third quarter and nine-month period ended April 30, 2023.

Q3: Summary of Results of Operations

●	Net product sales were $406,000 and $497,000 for the fiscal third quarters ended April 30, 2023 and 2022, respectively. The decrease of $91,000 was attributable to decreased sales across our distribution network servicing the food processing industry.
●	Net loss for the fiscal third quarter ended April 30, 2023 was $876,000, compared to $760,000 for the fiscal third quarter ended April 30, 2022. Net loss, excluding share-based compensation, for the fiscal third quarter ended April 30, 2023 was $812,000, compared to $637,000 for the fiscal third quarter ended April 30, 2022.
●	Net loss per share was ($0.01) for the fiscal third quarters ended April 30, 2023 and 2022, respectively.

Nine Months: Summary of Results of Operations

●	Net product sales were $1,269,000 and $1,409,000 for the nine months ended April 30, 2023 and 2022, respectively. The decrease of $140,000 was attributable to decreased sales across our end user and distribution network.
●	Net loss for the nine months ended April 30, 2023 was $2,929,000, compared to $2,258,000 for the nine months ended April 30, 2022. Net loss, excluding share-based compensation, for the nine months ended April 30, 2023 was $2,654,000, compared to $1,765,000 for the nine months ended April 30, 2022.
●	Net loss per share was ($0.03) for the nine months ended April 30, 2023 and 2022, respectively.

Business Update

PURE Bioscience continues to build a solid foundation by growing a world-class sales team, rolling out tier-pricing programs which incentivize and reward customers and distributors for using our products, and launching top-notch marketing.

PURE Bioscience’s farm-to-fork solutions continue to be the smart choice for micro-mitigation across all segments and industries. We continue to be a trusted name in the industry and are viewed as a proactive solution rather than simply a reactive one. Companies who covet brand protection and have their consumers’ safety front of mind are recognizing the value in the routine use of our SDC technology.

Our assisted automation solutions continue to add value, and we are committed to focusing on the development of additional applications. These innovative and advanced applications, combined with our novel SDC chemistry, will support food companies in their quest for adequate food safety measures, labor cost savings, increased line availability, slashed water usage for sanitation, and help minimize their carbon footprint by reducing disposable plastics from current processes.

With the recent addition of new team members and business partners, we are poised to reach a broader customer base and provide more hands-on support as we grow our business. Increasing brand awareness and solutions are paramount to our success. With the guidance of our new leadership team and marketing firm, PURE Bioscience will be releasing additional marketing videos, literature, and tradeshow materials. As our brand awareness and solutions continue to expand, our leadership has received invitations to attend and speak at various key industry events as subject matter experts and solution providers to the food industry.

Robert Bartlett, Chief Executive Officer, said, “PURE’s performance in FYQ3 and YTD, are reflective of the markets we are not servicing to their full potential. Additionally, one of our key distributors has experienced a major downturn in their respective business, negatively impacting PURE. One bright spot is our food division sales have shown a positive increase that has absorbed most of the losses associated with this distributor. With that said, we still must do a much better job. In FYQ3, we established a new “Sales and Marketing Program” focusing on our current customers along with an emphasis on growing new business. This program is being led by Tim Steffensmeier, VP Food Division, Tyler Mattson, VP Key Accounts / Technology, and Tucker Reigner, VP Channel Sales and Marketing. PURE has hired additional industry sales professionals to better serve our current markets and expand into additional markets. We are committed to monitoring these efforts and will adapt as necessary. Our objective is to understand the challenges the industry and our customers are facing from a food safety and environmental perspective and then support them using PURE’s innovative SDC solutions and application methods. This new approach has led to several trials, as well as the purchase of application equipment to treat various food plants using our SDC technology. Our new additional sales professionals, along with further distributor support, should help us improve service to our current customer base and reach out to additional markets,” concluded Bartlett.

About PURE Bioscience, Inc.

PURE is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena. We provide solutions to combat the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This is a broad-spectrum, non-toxic antimicrobial agent, and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and mitigation of bacterial resistance. PURE is headquartered in Rancho Cucamonga, California (San Bernardino metropolitan area). Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release, including quotes from management, concerning the Company’s expectations, plans, business outlook, future performance, future potential revenues, expected results of the Company’s marketing efforts, the execution of contracts under negotiation and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; economic and other disruptions resulting from COVID-19; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-Q for the fiscal first quarter ended October 31, 2022, Form 10-Q for the fiscal second quarter ended January 31, 2023, and Form 10-Q for the fiscal third quarter ended April 30, 2023. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Phone: 619-596-8600 ext.: 116

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	April 30, 2023	July 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$781,000	$3,391,000
Accounts receivable	188,000	201,000
Inventories, net	149,000	179,000
Restricted cash	75,000	75,000
Prepaid expenses	37,000	18,000
Total current assets	1,230,000	3,864,000
Property, plant and equipment, net	594,000	620,000
Total assets	$1,824,000	$4,484,000
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$432,000	$488,000
Accrued liabilities	137,000	87,000
Total current liabilities	569,000	575,000
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 150,000,000 shares authorized, 111,356,473 shares issued and outstanding at April 30, 2023 and at July 31, 2022	1,114,000	1,114,000
Additional paid-in capital	132,354,000	132,079,000
Accumulated deficit	(132,213,000)	(129,284,000)
Total stockholders’ equity	1,255,000	3,909,000
Total liabilities and stockholders’ equity	$1,824,000	$4,484,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended		Three months Ended
	April 30,		April 30,
	2023	2022	2023	2022
Net product sales	$1,269,000	$1,409,000	$406,000	$497,000
Royalty revenue	6,000	32,000	1,000	27,000
Total revenue	1,275,000	1,441,000	407,000	524,000
Cost of goods sold	625,000	553,000	211,000	199,000
Gross profit	650,000	888,000	196,000	325,000
Operating costs and expenses
Selling, general and administrative	3,342,000	3,127,000	997,000	977,000
Research and development	227,000	255,000	74,000	107,000
Total operating costs and expenses	3,569,000	3,382,000	1,071,000	1,084,000
Loss from operations	(2,919,000)	(2,494,000)	(875,000)	(759,000)
Other income (expense)
Gain on extinguishment of indebtedness, net	—	239,000	—	—
Other income (expense), net	(4,000)	—	1,000
Interest expense, net	(6,000)	(3,000)	(2,000)	(1,000)
Total other income (expense)	(10,000)	236,000	(1,000)	(1,000)
Net loss	$(2,929,000)	$(2,258,000)	$(876,000)	$(760,000)
Basic and diluted net loss per share	$(0.03)	$(0.03)	$(0.01)	$(0.01)
Shares used in computing basic and diluted net loss per share	111,356,473	87,741,639	111,356,473	87,925,388

PURE Bioscience, Inc.

Condensed Consolidated Statement of Stockholders’ Equity

(Unaudited)

	Nine Months Ended April 30, 2023					Nine Months Ended April 30, 2022
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity

Balances at beginning of period	111,356,473	$1,114,000	$132,079,000	$(129,284,000)	$3,909,000	87,223,141	$873,000	$128,253,000	$(125,793,000)	$3,333,000
Share-based compensation expense - stock options	—	—	213,000	—	213,000	—	—	431,000	—	431,000
Share-based compensation expense - restricted stock units	—	—	62,000	—	62,000	—	—	62,000	—	62,000
Issuance of common stock for vested restricted stock units	—	—	—	—	—	800,000	8,000	(8,000)	—	—
Net loss	—	—	—	(2,929,000)	(2,929,000)	—	—	—	(2,258,000)	(2,258,000)
Balances at end of period (Unaudited)	111,356,473	$1,114,000	$132,354,000	$(132,213,000)	$1,255,000	88,023,141	$881,000	$128,738,000	$(128,051,000)	$1,568,000

	Three Months Ended April 30, 2023					Three Months Ended April 30, 2022
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity

Balances at beginning of period (Unaudited)	111,356,473	$1,114,000	$132,290,000	$(131,337,000)	$2,067,000	87,873,141	$879,000	$128,617,000	$(127,291,000)	$2,205,000
Share-based compensation expense - stock options	—	—	44,000	—	44,000	—	—	103,000	—	103,000
Share-based compensation expense - restricted stock units	—	—	20,000	—	20,000	—	—	20,000	—	20,000
Issuance of common stock for vested restricted stock units	—	—	—	—	—	150,000	2,000	(2,000)	—	—
Net loss	—	—	—	(876,000)	(876,000)	—	—	—	(760,000)	(760,000)
Balances at end of period (Unaudited)	111,356,473	$1,114,000	$132,354,000	$(132,213,000)	$1,255,000	88,023,141	$881,000	$128,738,000	$(128,051,000)	$1,568,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	April 30,
	2023	2022
Operating activities
Net loss	$(2,929,000)	$(2,258,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	275,000	493,000
Depreciation and amortization	102,000	162,000
Reserve for inventory obsolescence	40,000	—
Gain on extinguishment of indebtedness	—	(239,000)
Changes in operating assets and liabilities:
Accounts receivable	13,000	170,000
Inventories	(10,000)	31,000
Prepaid expenses	(19,000)	7,000
Accounts payable and accrued liabilities	(6,000)	(181,000)
Net cash used in operating activities	(2,534,000)	(1,815,000)
Investing activities
Purchases of property, plant and equipment	(76,000)	(64,000)
Net cash used in investing activities	(76,000)	(64,000)
Net decrease in cash, cash equivalents, and restricted cash	(2,610,000)	(1,879,000)
Cash, cash equivalents, and restricted cash at beginning of period	3,466,000	2,465,000
Cash, cash equivalents, and restricted cash at end of period	$856,000	$586,000

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$781,000	$511,000
Restricted cash	$75,000	$75,000
Total cash, cash equivalents and restricted cash	$856,000	$586,000

Supplemental disclosure of cash flow information
Cash paid for taxes	$5,000	$—